Exhibit 10.13

EMPLOYMENT AGREEMENT

AGREEMENT, dated as of December 1, 2017, by and between Newmark Partners, L.P., together with its successors and assigns (collectively, the “Company”), and Barry M. Gosin (“Employee”) (the “Agreement”).

In consideration of the mutual agreements set forth below, the Company and Employee therefore agree:

Section 1. Employment and Term.

The Company hereby agrees to engage Employee, and Employee hereby agrees to serve, on the terms and conditions set forth in this Agreement, with the title and duties set forth in Section 2, for a term commencing as of the date hereof and, unless otherwise earlier terminated as specified in Section 4 below, ending on the earlier of: (i) the twelve (12) month anniversary of the date on which either party notifies the other party in writing of its intention to terminate this Agreement, or (ii) this Agreement is otherwise terminated in accordance with its terms, including, without limitation, termination for Cause under Section 4 (the “Term of Employment”).

Section 2. Duties.

(a) Employee agrees that during the Term of Employment, Employee will: (a) serve as the Chief Executive Officer of Newmark Group, Inc. (“Newmark”), subject to the approval of the Board of Directors of Newmark; (b) report to the Chairman of Newmark (or the successor equivalent) (the “Chairman”) (which currently is Howard W. Lutnick); and (c) perform such duties and assignments as the Chairman shall direct in furtherance of the Company (including any successors and assigns) and any entity whether now existing or hereafter arising that directly or indirectly, through one or more intermediaries, controls or is controlled by or under common control with the Company (each such entity, an “Affiliate”). During the Term of Employment, Employee shall, except during customary vacation periods and periods of illness, devote substantially all of Employee’s business time, attention and energies to the performance of Employee’s duties and to the business and affairs of the Company and its Affiliates and to promoting the best interests of the Company and its Affiliates, and Employee shall not, either during or outside of such normal business hours, directly or indirectly, engage in any activity inimical to such best interests. The Company and Newmark retain the right, in its sole discretion, to place Employee on paid and/or administrative leave if it determines that the circumstances so warrant. Notwithstanding the above, nothing in this Agreement shall prohibit Employee from investing any of his own personal funds in owning real property (including casinos but excluding the operation of casinos) if (x) such investments are disclosed to the Company; (y) any service and management fees generated in connection with such real estate investments in which Employee has a controlling interest are provided to the Company (but only to the extent the Company is then currently in the business of providing such services); and (z) Employee uses reasonable efforts to provide the Company with any service and management fees generated in connection with such real estate investments in which Employee does not have a controlling interest (but only to the extent the Company is then currently in the business of providing such services) (the “Permitted Activities”). Such Permitted Activities shall also include Employee using his personal funds to make investments that are in compliance with the Company’s and its Affiliates’ policies and practices or as otherwise expressly approved by the Chairman. Employee shall be permitted to work from his residence or remotely while traveling from time to time (which is currently expected to be generally in a similar manner and to a similar extent as he did prior to the date hereof while employed in the Newmark business).

Section 3. Compensation During the Term of Employment.

The Company shall pay to Employee compensation as follows, subject to the terms and conditions herein:

(a) During the Term of Employment, the Company shall pay to Employee a salary (the “Salary”) at an annual rate of One Million Dollars ($1,000,000), less applicable taxes and withholdings, in accordance with the Company’s payroll practices (which currently is payable on or about the 15th and last day of each month).

(b) During the Term of Employment, at the sole discretion of the Company, Employee shall be eligible to participate in a commission-sharing arrangement, under such terms and conditions applicable to Employee and in accordance with the Company’s then current policies and practices with respect to commissions that are generated by, and attributed by the Company to, Employee and the Company (the amount payable to Employee under such commission-sharing arrangement shall be the “Commissions”), provided that any Commissions shall be earned and payable to Employee only if Employee is not in material breach of this Agreement as of the date payment is to be otherwise made and all such Commissions for Employee must be approved by the Compensation Committee, as defined below.

(c) Employee shall be eligible for a discretionary annual bonus (a “Bonus”), subject to the approval of, and satisfactory achievement by Employee of such performance goals or targets as may be established by, the Compensation Committee of the Board of Directors of Newmark (the “Compensation Committee”) in its absolute discretion from time to time. It is a condition precedent to Employee’s receipt of any Bonus that Employee remains employed by the Company, and not in material breach of this Agreement, as of the date payment is to be otherwise made, and any Bonus is subject to satisfaction of the applicable performance targets established by the Compensation Committee.

(d) Employee understands and agrees that the component parts of the aggregate compensation-related amounts attributed to Employee by the Company (including but not limited to Salary, Bonus, cash and non-cash grants, and any form of equity) may, as determined in the sole discretion of the Company, consist of one or more of the following and valued as described herein:

(i) a cash payment and

(ii) a contingent non-cash grant award, subject to the terms (including any cancellation, and restrictive covenants provisions contained therein) of the grant document(s) and the partnership agreement under which such non-cash grant is awarded (each such award shall be a “Grant Award”). The form, manner, and valuation of such Grant Award shall be determined in the sole discretion of the Company. Employee understands that, following the initial public offering of Newmark, such non-cash grant may consist of, without limitation, PSUs, as those terms are defined in the Amended and Restated Agreement of Limited Partnership of Newmark Holdings, L.P. (the “Newmark Partnership”), as amended and restated, as further amended or restated from time to time or may consist of any other form of non-cash grant. For the avoidance of doubt, Grant Awards may also, in the Company’s discretion and subject to the consent of BGC Holdings, L.P., consist (in whole or in part) of units relating to BGC Holdings, L.P. (the “BGC Partnership”), including without limitation, PSUs, as such terms are defined in the Amended and Restated Agreement of Limited Partnership of BGC Holdings, L.P., as amended and restated, as further amended or restated from time to time or may consist of any other form of non-cash grant.

(e) Nothing herein shall be construed as requiring Newmark or the Company to procure the grant of any particular type of contingent non-cash grant award or preventing Newmark or the Company from procuring the grant of any other type of contingent non-cash Grant Award from time to time. For the avoidance of doubt, where Newmark or the Company procures that any payment, award, benefit, or loan of money or property (including without limitation distributions in respect of such award and the application of any distributions) (each an “Award”) pursuant to this Agreement or otherwise, is provided to Employee by the Company or an Affiliate, Employee agrees that Newmark and the Company shall be entitled to treat such Award as being in satisfaction of any of its own obligations to Employee with respect to the Award, including but not limited to under Section 3(d) herein.

(f) Employee shall be entitled each year to participate in such employee benefit plans and programs as the Company may from time to time generally offer to employees of the Company in accordance with the Company’s then applicable practices and practices. Employee will also be entitled to a vacation or vacations in accordance with the policies of the Company as determined by the management of the Company from time to time. The Company shall not pay Employee any additional compensation for any vacation time not used by Employee, other than as required by law.

(g) During the Term of Employment, the Company shall (i) provide Employee with a sedan or sports utility vehicle for business use in connection with Employee’s duties under this Agreement and a driver for such vehicle; (ii) provide Employee with a secretary in connection with the performance of Employee’s duties in the Company’s office; and (iii) pay or reimburse Employee for reasonable expenses incurred or paid by Employee to attend the World Economic Forum annual meeting.

(h) Except as specified to the contrary herein, all compensation shall be subject to withholding and other applicable taxes. The Company shall pay or reimburse Employee for reasonable travel and entertainment expenses incurred by Employee in accordance with the Company’s then current practices or such practices specifically applicable to Employee.

(i) All compensation shall be earned and payable only if Employee is employed by the Company or an Affiliate as of the date payment is to be otherwise made; except that Employee’s then-current Salary shall be payable to Employee pro-rated to the date of Employee’s employment termination.

(j) For all purposes of this Agreement, all references to units, Newmark Class A common stock, BGC Partners, Inc. Class A common stock, and any other non-cash grants shall also, or in lieu of, include, to the extent applicable and as determined by the Company, any other equity instrument issued to you in connection with any merger, reorganization, acquisition, or spin-off of/by BGC Partners, Inc. (“BGC”) or Newmark or the Company (e.g., Newmark’s initial public offering) or other similar event. If the securities or units contemplated herein at any time prior to each applicable grant date shall have been increased, decreased, changed into, or exchanged for a different number or kind of securities or units (or other property) as a result of a subdivision, reorganization, spin-off, recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split, combination or other similar change, such securities or units (or other property), and any exchanges or exchange rights (including the applicable exchange ratio) related to such securities or units (or other property), shall be equitably adjusted to reflect such change in accordance with applicable laws.

Section 4. Termination.

(a) During the Term of Employment, the Company may terminate this Agreement with Employee for Cause and notice of such termination shall be sent to Employee. For the purposes hereof, “Cause” means Employee’s: (i) fraud, embezzlement, theft, dishonesty, or any misappropriation of any amount of money or other assets or property of the Company or any of its Affiliates; (ii) material breach of his fiduciary duties as an officer, trustee, or employee of the Company or any of its Affiliates; (iii) material breach by Employee of any of the material provisions of this Agreement (which are deemed to include, but are not limited to, failure to follow any lawful direction of the Chairman, failure to maintain any regulatory approvals or licenses necessary to perform Employee’s duties, and any breach of Sections 4(e) or 5) that, to the extent curable, is not cured within ten (10) business days of written notice to Employee from the Company; and (iv) conviction of a felony, or any crime involving fraud, theft, or moral turpitude, under U.S. Federal, state or local laws or any applicable foreign laws (including any pleas of nolo contendere).

(b) Subsequent to the expiration of a notice of election to terminate the Term of Employment pursuant to Section 1, if the Company elects, at its sole discretion, to continue to employ Employee, Employee will be an employee at will and the Company may terminate the employment of Employee without Cause. This Agreement shall no longer govern the terms of Employee’s compensation when Employee is an employee at will. While Employee is an employee at will, the terms of Employee’s employment, including, but not limited to Employee’s compensation, shall be governed by the Company’s policies then in effect and applicable to Employee; provided, however, that Employee shall remain subject to the terms set forth in Sections 5, 7, 8, and 10 hereof.

(c) If in the Company’s reasonable good faith judgment during the Term of Employment, by reason of physical or mental disability, Employee is incapable of performing the essential functions of Employee’s position, with or without reasonable accommodation for a period of 90 out of 180 consecutive days, the Company at its option may thereafter terminate this Agreement with Employee and notice of such termination may be sent to Employee. The Salary of Employee during any period of disability shall be in accordance with the then-current policy of the Company. If Employee shall die during the Term of Employment, the Term of Employment shall automatically terminate; in the event of such death, or if the Company terminates the Term of Employment pursuant to this Section, the Company shall pay to Employee or to Employee’s legal representatives, or in accordance with a direction given by Employee to the Company in writing, Employee’s compensation to the date on which such death or termination for disability occurs.

(d) In the event the Company terminates this Agreement without Cause during the Term of Employment in breach of the Agreement, the parties agree that, as Employee’s sole and exclusive remedy (in law, equity, or otherwise) for such termination without Cause: (i) Employee shall receive his Salary through the last day of the then-current Term of Employment; and (ii) if applicable, Employee’s then non-exchangeable BGC Partnership or Newmark Partnership units will, as determined by the applicable General Partner, be redeemed for cash or stock ratably over the first through fourth anniversaries of such termination or (z) exchanged into restricted shares of stock and become transferable ratably over the first through fourth anniversaries of such termination; provided that, with respect to both (y) and (z), Employee has fully satisfied the non-compete, non-solicit, and media non-disparage conditions for transfer or redemption set forth in the documentation through such applicable transfer date, and all redemptions and exchanges shall be subject to applicable taxes and withholdings; and a condition precedent to the Company’s obligations to pay the benefits described in clauses (i) and (ii)shall be Employee’s satisfaction of the Release Condition (defined below). Payments and benefits of amounts described in clauses (i) and (ii) of this Section 4(d) which do not constitute nonqualified deferred compensation and are not subject to Code Section 409A (as defined below) shall commence five (5) days after the Release Condition is satisfied and payments and benefits which are subject to Code Section 409A shall commence on the 60th day after termination of employment (subject to further delay, if required pursuant to Section 13 below) provided that the Release Condition is satisfied. If Employee fails to satisfy the Release Condition within fifty-five (55) days following the Termination Date, or if he revokes such release of claims as provided therein, he shall not receive the payments and benefits described in this Section 4(d) but will continue to be bound by his obligations during the Non-Compete

Period (unless the Company, by written notice, terminates the Non-Compete Period early). Employee acknowledges and agrees that, other than as provided in the foregoing sentence, he has no rights to any relief or remedy (equitable, compensatory or otherwise) under this Agreement. In consideration of the foregoing, Employee further acknowledges and agrees that Employee must continue to comply with his obligations under Section 5 irrespective of his termination without Cause, and the Company shall permit Employee, if Employee so desires, to continue to serve as a real estate broker for the Company in accordance with its rules and policies for the remainder of the Non-Compete Period (defined below); provided that the Company may shorten the Non-Compete Period in its discretion with written notice to Employee; and provided, further, that the performance of services for, and the engagement in any transaction or arrangement with any client or prospective client of the Company or any Affiliate solely in connection with such continued service as a real estate broker by Employee in service of, and furtherance of, the Company shall not constitute a violation of Section 5(d) of this Agreement.

(e) Employee acknowledges and agrees that he shall not resign from, or voluntarily cease providing services to, the Company during the Term of Employment, and any dispute under this Agreement does not excuse him from his continued performance under this Agreement. Subject to Employee’s obligations set forth in Section 1, should Employee resign or voluntarily cease providing services to the Company during the Term of Employment for any reason, Employee shall forfeit any compensation not yet paid to him (other than his Salary pro-rated through the Termination Date). “Termination Date” means the date of Employee’s termination of employment for any reason.

(f) In the event the Company notifies Employee of the Company’s election to terminate this Agreement with Employee, such termination shall become effective (i) if mailed, three (3) days after mailing of notice thereof to Employee or (ii) if delivered by hand, upon delivery.

(g) In the event Employee’s employment is terminated for any reason, Employee will promptly resign from any officer and/or director positions Employee may hold with the Company or any of its Affiliates.

Section 5. Non-Competition; Non-Disclosure; Non-Solicitation; Non-Disparagement.

(a) Employee acknowledges that, during Employee’s employment, Employee will have access to and become acquainted with the Company’s and its Affiliates’ confidential records. Employee hereby covenants and agrees that during Employee’s employment and thereafter, Employee shall keep strictly confidential all information which Employee presently possesses or which Employee may obtain during the course of Employee’s employment or any consulting arrangement with the Company or one of its Affiliates with respect to its client information, trade secrets, copyrights, patents, trademarks, service marks, source code, business practices, finances, developments, affairs, records, data, formulae, documents, intangible rights, other intellectual property and other confidential information (collectively, “Confidential Information”) of the Company or any Affiliate, or information about the Company or any Affiliate not generally known to the public and not disclose the same, directly or indirectly, to any other person, firm or corporation or utilize the same, except solely in the course of performing Employee’s duties on behalf of the Company and its Affiliates pursuant to this Agreement. All Confidential Information relating to the business of the Company and its Affiliates which Employee shall develop, conceive, produce, prepare, use, construct or observe during the Term of Employment shall be and remain the sole property of the Company or the relevant Affiliate. Employee further agrees that upon the termination of Employee’s employment (irrespective of the time, manner or cause of termination), Employee will surrender and deliver to the Company or its applicable Affiliate all Confidential Information, including but not limited to work papers, memoranda, lists, books, records and data of every kind, as well as any copies thereof, relating to or in connection with the Company’s and its Affiliates’ Confidential Information and business. It is understood that Employee may be required to disclose Confidential Information pursuant to subpoena, other court process, at the direction of governmental or self-regulatory agencies, or otherwise as required by law.

(b) During the Term of Employment and until twenty-four (24) months after the later of the expiration of the Term of Employment or the Termination Date (the “Non-Compete Period”), neither Employee nor any of his respective Affiliates will, directly or indirectly, manage, operate, join, control, promote, invest, participate or become interested in, provide services to, or be connected in any capacity (whether as an employee, employer, trustee, consultant, agent, principal, partner, corporate officer, director, creditor, owner or shareholder or in any other individual or representative capacity) with any business activity, business, individual, partnership, firm, corporation or other entity which is engaged, wholly or partly, in the same or similar business of any then current or contemplated (for which the Company or any Affiliate has taken preparatory steps) business of the Company or any Affiliate (which includes, without limitation: (i) the brokerage of real estate, real estate related assets or products, (ii) property and/or facilities management, (iii) real estate leasing, asset management, consulting or investment sales, (iv) advice or services related thereto, and (v) multi-family financing). Notwithstanding the above, nothing in this Agreement shall (y) prohibit Employee from acquiring or owning, in accordance with the Company’s or its applicable Affiliate’s policies and procedures regarding personal securities transactions, less than 1% of the outstanding securities of any class of any corporation that are listed on a national securities exchange or traded in the over-the-counter market; or (z) prohibit Employee from participating in the Permitted Activities. Following the later of the expiration of the Term of Employment or termination of Employee’s employment, Employee also may personally participate in the raising of a non-Newmark and non-Company real estate fund, and retain the customary asset management fees associated with it, if: (x) Employee discloses such fund (and information regarding it) to the Chairman; (y) any service and management fees generated in connection with such real estate fund investments in which Employee has a controlling interest are provided to the Company (but only to the extent the Company is then currently in the business of providing such services); and (z) Employee shall use reasonable efforts to provide the Company with any service and management fees generated in connection with such real estate fund investments in which Employee does not have a controlling interest (but only to the extent the Company is then currently in the business of providing such services). For the avoidance of doubt, the engagement in any transaction or arrangement with any client or prospective client of the Company or any Affiliate only in connection with Employee’s raising of a real estate fund pursuant to the immediately preceding sentence shall not constitute a violation of Section 5(d) of this Agreement.

(c) As additional consideration for Employee’s performance of the covenants contained above, the Company shall pay Employee for each month commencing with the later of the expiration of the Term of Employment or the Termination Date and continuing until the expiration of the Non-Compete Period (the “Non-Compete Payments”) an amount equal to Eighty-Three Thousand Three Hundred Thirty-Three Dollars and Thirty-Three Cents ($83,333.33). Notwithstanding the foregoing, the Company, by written notice at any time to Employee, may terminate early the Non-Compete Period and, in connection therewith, stop any further Non-Compete Payments and the obligation of Employee under Section 5(b). In addition, if the Company or its Affiliate determines that Employee has breached any of Employee’s covenants contained herein, the Company may suspend the making of any Non-Compete Payments or offset from such payments (or any other amounts then due or that will become due to Employee from the Company) the Company’s reasonable estimate of the damages it or its Affiliate has suffered as the result of such breach or any other amounts owed by Employee to the Company or one of its Affiliates, in each case without prejudice to any of its rights or remedies under this Agreement. A condition precedent to the Company’s obligations to pay the Non-Compete Payments shall be Employee’s execution and delivery within fifty-five (55) days following his termination of employment of a timely and effective and irrevocable release of claims in favor of the Company and its Affiliates, in the customary form provided by the Company to Employee (such condition, the “Release Condition”);

provided that Employee shall not be required to release any claims with respect to (1) the right to enforce this Agreement, (ii) vested benefits under employee benefit plans of the Company and its subsidiaries and Affiliates, (iii) any right, if any, to indemnification that Employee may have under the certificate of incorporation, the by-laws or equivalent governing documents of the Company or its subsidiaries or Affiliates, the laws of the State of Delaware or any other state of which such subsidiary or Affiliate is a domiciliary, or any indemnification agreement between Employee and the Company or one of its Affiliates, or (iv) any right, if any, to insurance coverage under any directors’ and officers’ personal liability insurance or fiduciary insurance policy, if any. If Employee fails to execute and deliver such release of claims within such fifty-five (55) day period, or if he revokes such release of claims as provided therein, he shall not receive the Non-Compete Payments but will continue to be bound by his obligations during the Non-Compete Period (unless the Company, by written notice, terminates the Non-Compete Period early). Payments and benefits of amounts which do not constitute nonqualified deferred compensation and are not subject to Code Section 409A shall commence five (5) days after the Release Condition is satisfied and payments and benefits which are subject to Code Section 409A shall commence on the 60th day after termination of employment (subject to further delay, if required pursuant to Section 13 below) provided that the Release Condition is satisfied.

(d) During the Term of Employment and for a period of twenty-four (24) months after the later of the expiration of the Term of Employment or the Termination Date, Employee will not, either directly or indirectly, for any reason whatsoever, alone or with others (whether as an employee, employer, trustee, consultant, agent, principal, partner, corporate officer, director, creditor, owner or shareholder or in any other individual or representative capacity), solicit or entice away, perform services for, or engage in any transaction or arrangement with, any client or prospective client of the Company or any Affiliate.

(e) During the Term of Employment and for a period of five (5) years after the later of the expiration of the Term of Employment or the Termination Date, for any reason whatsoever, Employee shall not, alone, or with others, directly or indirectly, (i) solicit, hire, affiliate for profit with, or retain for Employee’s benefit or the benefit of any person or organization other than the Company or any Affiliate thereof, the employment or other services of any individual employed by, associated with, or serving as a consultant or independent contractor of, the Company or any Affiliate thereof, or any person who was employed by or served as a consultant or independent contractor of the Company or any Affiliate thereof at any time during the six (6) month period prior to the act or attempt to solicit, hire or retain such person, or (ii) encourage, solicit, influence or induce any such person to terminate or leave his or her employment or other remunerative relationship with the Company or any Affiliate thereof.

(f) Employee recognizes that Employee is being placed in a position of trust and confidence and as such will not during the Term of Employment or thereafter defame, disparage, libel or slander the Company or its Affiliates in any way and will not during the Term of Employment or thereafter contact, respond to any request from or in any way discuss, criticize, defame, disparage, libel or slander the Company or its Affiliates, employees, or agents to the media (print, television, or otherwise, whether on or off the record).

Section 6. Other Employee Obligations.

(a) Employee is required to well and faithfully serve the Company and any Affiliates and to the best of Employee’s ability use Employee’s best endeavors at all times to promote the development of the Company’s business and reputation. Employee warrants that, during Employee’s employment with the Company, Employee shall use Employee’s best efforts to generate revenues commensurate with Employee’s position and responsibilities on behalf of the Company and any Affiliates and to advance the interests of the Company and Affiliates.

(b) Employee must maintain the highest standards of honesty and fair dealing in Employee’s work for the Company and any Affiliate. Employee represents, warrants, and covenants that Employee possesses and will maintain all licenses, permits and qualifications necessary to perform Employee’s duties hereunder. Great importance is attached to the observance of the Company’s and its Affiliate’s policies and procedures as expressed in any personnel or compliance manual, all Federal and State laws and regulations (or if applicable, those of a foreign jurisdiction) and the rules of the any applicable self-regulatory organization.

(c) During the Term of Employment and any extensions thereof, Employee shall not, without the written consent of the Company, enter into an agreement, whether oral, written or otherwise, with any person, firm or corporation providing for Employee’s future employment by such or any other person, firm or corporation.

Section 7. Injunctive Relief.

The parties acknowledge that in the event of a breach or a threatened breach by Employee of any of Employee’s obligations under this Agreement, the Company and its Affiliates will not have an adequate remedy at law. Accordingly, in the event of any such breach or threatened breach by Employee, the Company and its Affiliates shall be entitled to specific performance of this Agreement or such equitable and injunctive relief, without proof of special damages or the posting of any bond or other security, as may be available to restrain Employee and any business, firm, partnership, individual, corporation or entity participating in such breach or threatened breach from the violation of the provisions hereof. The Company and its Affiliates will be entitled to seek such relief, without the posting of any bond or other security, in court pursuant to Section 7502(c) of the New York Civil Practice Law and Rules, or any successor provision thereto. Nothing herein shall be construed as prohibiting the Company or any Affiliate from pursuing any other remedies available at law or in equity for such breach or threatened breach in any dispute under Section 8 hereof.

Section 8. Dispute Resolution.

Any disputes, differences or controversies arising at any time under this Agreement or Employee’s employment shall, to the maximum extent permitted by applicable law, be brought before, and settled and finally determined by, a court of competent jurisdiction in the Borough of Manhattan, New York City, New York, and such court shall have exclusive jurisdiction over any such dispute or action; provided that the parties expressly waive their right to any trial before jury and, to the maximum extent permitted by applicable law, the parties waive any right to seek special, exemplary, multiple, or punitive damages or amounts in the nature of special, exemplary, multiple, or punitive damages, or penalties regardless of the nature or form of the claim or grievance that has been submitted to the court.

Section 9. Entire Agreement; Enforceability; Partial Invalidity.

(a) This Agreement contains the entire agreement of the parties or its Affiliates with respect to the subject matter hereof and supersedes any and all prior agreements and understandings between the parties; provided, however, that nothing herein modifies, alters, or eliminates any of the rights and obligations of BGC and Employee under the Equity Purchase Agreement dated April 27, 2011, between BGC, the Company, and the Sellers (as such term is defined therein). For the avoidance of doubt, this Agreement supersedes the Employment Agreement by and between Employee and Newmark Partners, L.P., dated as of April 27, 2011, as amended in July 2012, August 2014, and December 2015. Neither party is relying upon any promises, representations or inducements, written, oral or otherwise, which are not set forth in this Agreement, and no modification or waiver of any provision hereof will be binding upon any party unless in writing and signed by the parties hereto. As of the date hereof, and other than with respect to any debt or other outstanding monetary obligations Employee has to the Company or an Affiliate thereof, the Agreement supersedes and replaces any employment, independent contractor, or other services-related, compensation-related, or similar agreements and understandings in effect immediately prior to the date hereof between Employee and BGC or the Company or any Affiliate thereof, and Employee waives any rights to termination notice, if any, thereunder.

(b) The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted. In the event that a court of competent jurisdiction shall determine that any covenant set forth in this Agreement is impermissibly broad in scope, duration or geographical area, or is in the nature of a penalty, then the parties intend that such court should limit the scope, duration or geographical area of such covenant to the extent, and only to the extent, necessary to render such covenant reasonable and enforceable, and enforce the covenant as so limited.

Section 10. Miscellaneous.

This Agreement:

(a) shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns, heirs, executors and administrators. No waiver or modification shall be deemed to be a subsequent waiver or modification of the same or any other term, covenant or condition in this Agreement;

(b) may not be assigned, in whole or in part, by either party hereto without the prior written consent of the other party (any purported assignment hereof in violation of this provision being null and void); however, it may be assigned without recourse, in whole or in part by the Company to any Affiliate or to any successor in interest of the Company or any Affiliate by merger, consolidation, reorganization or otherwise, and may be executed in various counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof. Employee hereby waives personal service of process, and irrevocably submits to service of process by mail; and

(c) shall be effective only when executed each of the Company and Employee and upon such execution shall be binding and enforceable; the Agreement in unsigned form does not become an offer of any kind and does not become capable of acceptance until executed by Employee, and at such time, the Agreement is capable of acceptance by signature by an official at the Company. Facsimile signatures or signatures delivered via other electronic means shall be deemed original signatures.

Section 11. Notices.

All notices pursuant to this Agreement shall be in writing, shall either be delivered by hand or mailed by certified or registered mail, return receipt requested, postage prepaid to the address set forth above or to such other address as may be designated for such purpose in written notice and shall be effective upon receipt when delivered by hand or on the third business day after the day on which mailed. Any notice to the Company hereunder will similarly be sent to:

General Counsel or Chief Legal Officer

Newmark Partners, L.P.

125 Park Avenue

New York, New York 10017

Tel (212) 610-2200

Section 12. Code Section 409A.

(a) The payments under this Agreement are intended to either comply with or be exempt from Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder (and such other Treasury or Internal Revenue Service guidance) as in effect from time to time (“Code Section 409A”), including the exceptions for short-term deferrals, separation pay arrangements, reimbursements, and in-kind distributions, and will be administered, construed, and interpreted in accordance with such intent. If any provision of this Agreement needs to be revised to satisfy the requirements of Code Section 409A, then the Company shall use its reasonable efforts to modify such provision to the extent and in the manner necessary to be in compliance with such requirements of the Code Section 409A and any such modification will attempt to maintain the same economic results as were intended under this Agreement. Each payment under this Agreement is intended to be treated as one of a series of separate payment for purposes of Code Section 409A and Treas. Reg. §1.409A-2(b)(2)(iii) (or any similar or successor provisions). Notwithstanding anything in this Agreement to the contrary, to the extent Employee is considered a “specified employee” (as defined in Code Section 409A and Treas. Reg. §1.409A-1(c)(i) or any similar or successor provision) and would be entitled to a payment during the six (6) month period beginning on the Termination Date that is not otherwise excluded under Code Section 409A under the exception for short-term deferrals, separation pay arrangements, reimbursements, in-kind distributions, or any otherwise applicable exception, the payment will not be made to Employee until the earlier of the six (6) month anniversary of Employee’s Termination Date or Employee’s death and will be accumulated and paid on the first day of the seventh (7th) month following the Termination Date (or, if earlier within 30 days following Employee’s death). The Company does not guarantee that any payments made in connection with the Agreement will satisfy all applicable provisions of Code Section 409A. For purposes of this Agreement, with respect to payments of any amounts that are considered to be “deferred compensation” subject to Code Section 409A, references to “termination of employment”, “termination”, or words and phrases of similar import, shall be deemed to refer to Employee’s “separation from service” as defined in Code Section 409A, and shall be interpreted and applied in a manner that is consistent with the requirements of Code Section 409A.

(b) Notwithstanding anything to the contrary in this Agreement, any payment or benefit under this Agreement or otherwise that is exempt from Code Section 409A pursuant to Treasury Regulation § 1.409A-1(b)(9)(v)(A) or (C) (relating to certain reimbursements and in-kind benefits) shall be paid or provided to Employee only to the extent that the expenses are not incurred, or the benefits are not provided, beyond the last day of the second calendar year following the calendar year in which Employee’s “separation from service” occurs; and provided, further, that such expenses are reimbursed no later than the last day of the third calendar year following the calendar year in which Employee’s “separation from service” occurs. To the extent any indemnification payment, expense reimbursement, or the provision of any in-kind benefit is determined to be subject to Code Section 409A (and not exempt pursuant to the prior sentence or otherwise), the amount of any such indemnification payment or expenses eligible for reimbursement, or the provision of any in-kind benefit, in one calendar year shall not affect the indemnification payment or provision of in-kind benefits or expenses eligible for reimbursement in any other calendar year (except for any life-time or other aggregate limitation applicable to medical expenses), and in no event shall any indemnification payment or expenses be reimbursed after the last day of the calendar year following the calendar year in which Employee incurred such indemnification payment or expenses, and in no event shall any right to indemnification payment or reimbursement or the provision of any in-kind benefit be subject to liquidation or exchange for another benefit.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Newmark Partners, L.P.

By:	/s/ Howard W. Lutnick
Name:
Title:

BARRY GOSIN

/s/ Barry Gosin

[Agreement between Newmark Partners, L.P., and BARRY GOSIN, dated December 1, 2017]